Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Monster Worldwide, Inc.

622 Third Avenue

New York, New York 10017

We hereby consent to the incorporation by reference in the Registration Statement of our reports dated February 10, 2014, relating to the consolidated financial statements and the effectiveness of Monster Worldwide, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

New York, New York

December 18, 2014